UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2013

DTS8 COFFEE COMPANY, LTD
(Exact name of registrant as specified in its charter)

Nevada	000-54493	80-0385523
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Building B, #439, Jinyuan Ba Lu
Jiangpiao Town, Jiading District

Shanghai, 201812, China
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  011-86-18101819011

DTS8 COFFEE COMPANY, LTD
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5 – Corporate Governance And Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of DTS8 Coffee Company, Ltd (the “Company”) announce that:

1.

James Kuok resigned as a director of the Company effective August 16, 2013.  There has been no disagreement between the Company and James Kuok, known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. James Kuok was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. There are no disagreements reported by James Kuok.  The letter from James Kuok is filed as an exhibit to this form 8-K.

2.

Yu Yi Zhao resigned as a director of the Company effective August 16, 2013. There has been no disagreement between the Company and Yu Yi Zhao, known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. Yu Yi Zhao was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. There are no disagreements reported by Yu Yi Zhao. The letter from Yu Yi Zhao is filed as an exhibit to this form 8-K.

After the changes, effective August 16, 2013, the directors are Sean Tan and Alex Liang. The executive officer of the Company is Sean Tan as the Chief Executive Officer, President and Chief Financial Officer.

Section 8 – Other Events

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 17.1

Letter from James Kuok

Exhibit 17.2

Letter from Yu Yi Zhao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Sean Tan

Sean Tan, President